UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 30, 2004

Commission File Number 1 - 5332

P & F INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	22-1657413
(State of incorporation)	(I.R.S. Employer Identification Number)

300 Smith Street, Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 694-1800

This amended report on Form 8-K/A is being filed to amend the report on Form 8-K dated June 30, 2004, filed with the Commission on July 14, 2004. This amendment is being filed to provide financial statements, pro forma financial information and exhibits pursuant to Item 9.01 of Form 8-K.

ITEM 2.01             ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed in a Current Report on Form 8-K filed on July 14, 2004, on June 30, 2004, pursuant to an Asset Purchase Agreement dated as of such date (the “Asset Purchase Agreement”), Woodmark International, L.P. (“New Woodmark”), a Delaware limited partnership between P & F Industries, Inc. (the “Registrant”) and Countrywide Hardware, Inc., a wholly-owned subsidiary of the Registrant, acquired certain assets (the “Purchased Property”) comprising the business of the former Woodmark International L.P., a Texas limited partnership, and its wholly-owned subsidiary, the former Stair House, Inc., a Georgia corporation (collectively, the “Sellers”), and assumed certain of the Sellers’ related liabilities. At the closing of the transaction, New Woodmark paid $30,568,000 to acquire the Purchased Property, which purchase price consisted of $27,160,000 in cash and certain subordinated notes in the aggregate principal amount of $3,408,000. Subject to certain conditions, New Woodmark also agreed to pay additional cash consideration to the Sellers after the third or the fifth anniversary of the closing of the acquisition if certain financial targets described in the Asset Purchase Agreement are met. The acquisition of the Purchased Property was financed primarily via the senior credit facility of the Registrant and its subsidiaries.

The Purchased Property was used by the Sellers in the business of, among other things, importing and manufacturing builders’ hardware, including staircase components and kitchen and bath hardware and accessories. The Registrant intends to use the Purchased Property to continue such business via its subsidiary, New Woodmark.

ITEM 9.01             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)           Financial statements of business acquired:

The audited consolidated balance sheets of Woodmark International, L.P., a Texas limited partnership, and subsidiary (“Woodmark”), as of December 31, 2003 and 2002, and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 2003, are included herein.

The unaudited consolidated condensed balance sheet of Woodmark as of June 30, 2004, and the related unaudited consolidated condensed statements of income and cash flows for the six month periods ended June 30, 2004 and 2003, are included herein.

(b)           Pro forma financial information:

The unaudited pro forma combined condensed statements of income of P & F Industries, Inc. and its subsidiaries (the “Company”) and Woodmark, for the six months ended June 30, 2004 and for the year ended December 31, 2003, are included herein.

An unaudited pro forma combined condensed balance sheet has not been presented, since the acquisition was reflected in the Company’s consolidated balance sheet as of June 30, 2004, as reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed on August 16, 2004.

(c)           Exhibits:

None.

(a)           Financial Statements of Business Acquired – Audited Financial Statements

CONSOLIDATED FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

WOODMARK INTERNATIONAL L.P. AND SUBSIDIARY

December 31, 2003, 2002 and 2001

Certified Public Accountants

WOODMARK INTERNATIONAL L.P. AND SUBSIDIARY

Certified Public Accountants

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of Woodmark
International L.P.

We have audited the accompanying consolidated balance sheets of Woodmark International L.P. and Subsidiary (the ‘`Company”) as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in partner’s equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits. The financial statements as of December 31, 2001 and for the year then ended were audited by Baggett Drews Adams & Kipp, LLP, who merged with KBA Group LLP as of March 1, 2003, and whose report dated May 29, 2002 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Woodmark International L.P. and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11, the Company sold substantially all of its operating assets and liabilities on June 30, 2004.

KBA GROUP LLP

Dallas, Texas

April 30, 2004, except Note 11, as to which the date is June 30, 2004

14241 Dallas Parkway, Suite 200
Dallas, Texas 75254
Phone 972.702.8262
Fax 972.702.0673
• www.kbagroupllp.com

Woodmark International L.P. and Subsidiary

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$1,179,546	$3,842,338
Accounts receivable, net of allowance for doubtful accounts of $96,448 and $77,039, respectively	2,509,632	2,242,017
Inventory	5,671,054	5,066,774
Notes receivable, current portion	518,749	—
Assets held for sale	—	130,876
Prepaid expenses and other	203,031	89,333

Total current assets	10,082,012	11,371,338

Property and equipment, net	420,894	218,117
Due from affiliate	249,057	—
Assets held for sale	—	28,185
Notes receivable, less current maturities	105,631	—
Note receivable from affiliate	207,000	—
Other	14,502	20,629

Total assets	$11,079,096	$11,638,269

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$549,906	$184,442
Accrued expenses	272,843	260,121
Note payable to related party	—	2,805,000

Total current liabilities	822,749	3,249,563

Note payable to related party	4,340,384	—
Partners’ equity	5,915,963	8,388,706

Total liabilities and partners’ equity	$11,079,096	$11,638,269

The accompanying notes are an integral part of these financial statements

Woodmark International L.P. and Subsidiary

Consolidated Statements of Income

For the Years Ended December 31, 2003, 2002 and 2001

	Year Ended December 31,
	2003	2002	2001

Sales	$26,306,124	$23,843,585	$19,900,022

Cost of sales	16,938,121	14,713,452	12,740,871

Gross profit	9,368,003	9,130,133	7,159,151

Selling, general and administrative expenses	4,760,521	4,162,753	3,288,728

Income from operations	4,607,482	4,967,380	3,870,423

Other income (expense)
Interest expense	(192,259)	(209,710)	(215,057)
Interest income	22,971	28,840	28,677
Other	79,223	60,098	40,942

	(90,065)	(120,772)	(145,438)

Income before provision for income taxes	4,517,417	4,846,608	3,724,985

Provision for income taxes	9,928	9,916	37,922

Income from continuing operations	4,507,489	4,836,692	3,687,063

Gain (loss) from discontinued operations	(9,819)	59,633	—

Net income	$4,497,670	$4,896,325	$3,687,063

The accompanying notes are an integral part of these financial statements

Woodmark International L.P. and Subsidiary

Consolidated Statement of Changes in Partners’ Equity

For the Years Ended December 31, 2003, 2002 and 2001

			Additional Paid-In Capital	Retained Earnings	Treasury Stock, at cost	Partnership Equity	Total
	Common Stock
	Shares	Amount
Balance, December 31, 2000	1,000	$1,000	$25,000	$3,202,418	$(500,000)	$—	$2,728,418
Dividends paid				(1,140,100)	—	—	(1,140,100)
Net income	—	—	—	3,687,063	—	—	3,687,063

Balance, December 31, 2001	1,000	1,000	25,000	5,749,381	(500,000)	—	5,275,381

Net income for the period from January 1, 2002 through February 15, 2002	—	—	—	827,673	—	—	827,673

Dividends paid prior to reorganization	—		—	(378,000)	—	—	(378,000)

Reorganization effective February 16, 2002	(1,000)	(1,000)	(25,000)	(6,199,054)	500,000	5,725,054	—

Distributions paid subsequent to reorganization	—	—	—	—	—	(1,405,000)	(1,405,000)

Net income for the period from February 16, 2002 through December 31, 2002	—	—	—	—	—	4,068,652	4,068,652

Balance, December 31, 2002	—	—	—	—	—	8,388,706	8,388,706

Distributions to limited partner	—	—	—	—	—	(6,970,413)	(6,970,413)
Net income	—	—	—	—	—	4,497,670	4,497,670

Balance, December 31, 2003	—	$—	$—	$—	$—	$5,915,963	$5,915,963

The accompanying notes are an integral part of these financial statements

Woodmark International L.P. and Subsidiary

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2003, 2002 and 2001

	Year Ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net income	$4,497,670	$4,896,325	$3,687,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,827	111,202	73,917
Loss on disposal of property and equipment	—	32,679	15,292
Change in operating assets and liabilities:
Accounts receivable	(287,665)	(371,241)	(471,354)
Inventory	(673,545)	(701,429)	150,282
Prepaid expenses	(113,698)	(23,801)	(19,958)
Other assets	6,127	(467)	(25,246)
Payables and accrued expenses	380,029	(133,043)	(140,848)
Total adjustments	(573,925)	(1,086,100)	(417,915)
Net cash provided by operating activities	3,923,745	3,810,225	3,269,148

Cash flows from investing activities:
Purchases of property and equipment	(314,484)	(125,608)	(75,213)
Cash paid in connection with acquisition	—	—	(720,823)
Cash received in connection with sale of business unit	23,000	—	—
Advances on notes receivable, net of repayments	(624,380)	54,659	83,868

Net cash used by investing activities	(915,864)	(70,949)	(712,168)

Cash flows from financing activities:
Principal payments on capital lease obligation	—	(9,501)	(8,838)
Advances to affiliate	(249,057)	—	—
Proceeds received from (repayments of) note payable to related party	(214,616)	(220,000)	525,000
Dividends and distributions paid	(5,207,000)	(1,783,000)	(1,140,100)
Net cash used by financing activities	(5,670,673)	(2,012,501)	(623,938)
Net (decrease) increase in cash and cash equivalents	(2,662,792)	1,726,775	1,933,042
Cash and cash equivalents balance at beginning of year	3,842,338	2,115,563	182,521
Cash and cash equivalents balance at end of year	$1,179,546	$3,842,338	$2,115,563

Supplemental information:
Interest paid	$190,510	$212,447	$256,540
Income taxes (refunded) paid	$(2,850)	$58,980	$35,355

The accompanying notes are an integral part of these financial statements

WOODMARK INTERNATIONAL L.P. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2003, 2002, and 2001

NOTE 1 - BACKGROUND AND ORGANIZATION

Woodmark International L.P., a limited partnership, (formerly Woodmark International, Inc.) and its wholly owned subsidiary, Stair House, Inc., collectively referred to as the “Company”, are engaged in the distribution of builder’s hardware and supplies to customers located in the continental United States, Canada and Mexico. The Company’s predecessor, Woodmark International, Inc., was incorporated on April 10, 1984, and subsequently was reorganized into a limited partnership on February 16, 2002.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Woodmark International L.P. and its wholly-owned subsidiary, Stair House, Inc. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and money market accounts.

Accounts Receivable

Accounts receivable represents amounts due from customers related to the sale of the Company’s products and are stated at the amount the Company expects to collect. Management performs ongoing credit evaluations of its customers, and generally does not require collateral. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. Consequently, an adverse change in these factors could affect the Company’s estimate of its bad debts and additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance.

Inventory

Inventory consists of finished goods and is stated at the lower of average cost or market. An allowance for slow moving inventory is recorded when necessary to state inventory at market. At December 31, 2003, the allowance for slow moving inventory was $595,465.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by the straight-line method.

Major repairs or replacements of property and equipment are capitalized. Maintenance repairs and minor replacements are charged to operations as incurred.

Long-Lived Assets

Long-lived assets are reviewed on an annual basis or whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties.

Revenue Recognition

Revenue is recognized as products are shipped, net of returns and allowances.

Income Taxes

On February 16, 2002, the Company reorganized by converting from a corporation to a partnership. The partnership is not subject to federal income tax. Prior to February 16, 2002, the Company elected Subchapter S status under the Internal Revenue Code. Due to this election, the Company was not subject to federal income taxes. The Company provides for state income taxes when appropriate.

Discontinued Operations

Operating activity and cash flows that have been or will be eliminated from the ongoing operations of the Company and that the Company will have no significant continuing involvement are accounted for as discontinued operations. The results of discontinued operations are reported as a separate component of income. The net assets of discontinued operations are reported separately as assets held for sale. All prior periods are restated for comparability purposes.

Concentrations

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade receivables. Concentration of credit risk, with respect to trade receivables, is limited due to the large number of customers comprising the Company’s customer base.

Funds deposited in banks are federally insured up to $100,000. The Company, from time to time, exceeds the federally insured limit.

During the years ended December 31, 2003, and 2002, the Company recorded sales to one customer totaling $3,105,900, and $2,500,515, respectively, representing 12% and 11% of the Company’s total sales, respectively.

The Company buys a significant portion of its faucet, iron and wood stairs inventory from three off-shore suppliers. Each inventory type has a primary supplier from whom most of the Company’s purchases in that type are made. In aggregate, these purchases represent a significant portion of the Company’s purchases. Management believes that other suppliers could provide inventory on comparable terms.

Shipping and Handling Costs

Shipping and handling costs of $313,614, $336,852 and $289,419 for the years ended December 31, 2003, 2002 and 2001, respectively, are included in selling, general and administrative expenses.

Reclassifications of Prior Year Amounts

Certain prior year amounts have been reclassified to conform with the 2003 presentation or in accordance with applicable accounting requirements.

Recent Accounting Standards

In December 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised (“FIN 46”). Prior to its effectiveness, a reporting entity has generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 changes this general rule by requiring a variable interest entity to be consolidated by a reporting entity if the reporting entity is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosure of variable interest entities that are not required to be consolidated, but in which the reporting entity has a significant variable interest. This pronouncement will be adopted by the Company effective January 1, 2005. Management has not yet determined the potential effect of adopting this pronouncement.

NOTE 3 - SALE OF FORTRESS DIVISION

Effective March 31, 2003, the Company entered into an agreement to sell the operating assets and liabilities associated with a business unit to Fortress Iron, LP (“Fortress”), an entity affiliated through common ownership. Under the terms of the agreement, Fortress purchased the net assets of the Company for consideration totaling $230,000. The consideration received by the Company consisted of $23,000 in cash, and a note in the amount of $207,000. The assets and liabilities included in the sale were as follows:

Accounts receivable	$66,554
Inventory	153,412
Property and equipment	25,290
Accounts payable	(1,843)

$243,413

A loss in the amount of $13,413 was incurred on the sale and is included as a component of distributions to the limited partner.

Discontinued Operations

The results of operations of the Fortress business unit are reported as discontinued operations. All historical financial statements have been restated to conform with this presentation.

Assets held for sale related to the Fortress business unit consist of the following at December 31, 2002:

Accounts receivable	$46,504
Inventory	84,372
Property and equipment	28,185

$159,061

The operating results of the discontinued Fortress business unit are as follows:

	Years Ended December 31,
	2003	2002

Sales	$183,930	$146,465

Cost of sales	103,309	86,832

Gross profit	80,621	59,633

Selling, general and administrative	90,440	—

	$(9,819)	$59,633

NOTE 4 - ACQUISITION OF STAIR HOUSE, INC.

On August 1, 2001, the Company’s wholly-owned subsidiary acquired the net assets of a wholly-owned subsidiary owned by CMS Holding Company in a business combination accounted for as purchase (the “Stair House” acquisition). The purchase price consisted of cash in the amount of $720,823. The results of operations for Stair House are included in the accompanying financial statements since the effective date of the acquisition. The assets and liabilities acquired included inventory ($968,154), property and equipment ($33,711) and accounts payable ($281,042).

NOTE 5 - NOTES RECEIVABLE

During the year ended December 31, 2003, the Company made cash advances totaling $800,000 to two offshore suppliers under note agreements. The notes are non-interest bearing. The Company receives repayment under the note agreements through reductions of invoice payments to each respective supplier. The agreed upon payment reductions range from 7.5 % to 10% of the respective supplier invoices.

Notes receivable consists of the following at December 31, 2003:

Note receivable from supplier, unsecured (discussed above)	$375,311

Note receivable from supplier, unsecured (discussed above)	198,437

Note receivable from customer, unsecured, bears no interest, due on demand	30,790

Note receivable from customer, unsecured, bears no interest, due in 5 equal monthly installments, matures May 1, 2004	19,842

Total notes receivable	624,380

Less: current portion	(518,749)

Notes receivable, long-term	$105,631

The current portion of notes receivable is based upon estimated timing of future supplier purchases, or required payment terms.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003 and 2002 consists of the following:

	2003	2002
Machinery and equipment	$207,649	$126,622
Computer system	187,142	181,313
Office equipment	213,611	50,216
Furniture and fixtures	20,982	6,494
Leasehold improvements	93,600	43,855
	722,984	408,500
Less: accumulated depreciation	(302,090)	(190,383)
	$420,894	$218,117

Depreciation and amortization expense for the years ended December 31, 2003, 2002 and 2001 was $114,827, $111,202 and $73,917, respectively.

NOTE 7 - LINE OF CREDIT AGREEMENT

During 2001, the Company had a bank line of credit agreement in the amount of $2,000,000, bearing interest at the bank’s prime rate minus 1/2%, of which $500,000 matured in June 2001. The remaining $1,500,000 matured in June 2002. Effective October 2002, the Company entered into a new line of credit in the amount of $550,000. The new line of credit matures on May 15, 2006, and bears interest at the bank’s prime rate minus 1/2%, with all accrued and unpaid interest due quarterly, beginning on May 15, 2004. Advances under the line of credit agreement are subject to certain availability requirements based on eligible accounts receivable and inventory. The line of credit is secured by inventory, accounts receivable, furniture, equipment and Company equity. During the years ended December 31, 2003, 2002 and 2001, no advances were made under this agreement.

NOTE 8 - RELATED PARTY TRANSACTIONS

At December 31, 2003 and 2002, the Company owed $4,340,384 and $2,805,000, respectively, to the limited partner under note agreements. Prior to July 28, 2003, a note agreement was due on demand and bore interest rate of 7.25% with no scheduled principal and interest payments. The note was unsecured and subordinate to the line of credit agreement discussed in Note 7. On July 28, 2003, a new note was entered into bearing interest at 4% and maturing December 31, 2006. This note included a deemed distribution of $1,750,000 that was loaned back to the Company. The note is also unsecured and subordinate to the line of credit agreement. Interest expense associated with these loans for the years ended December 31, 2003, 2002 and 200l totaled $192,259, $209,070 and $214,071, respectively.

On March 31, 2003, the Company sold an operating business unit to Fortress Iron, LP, an entity affiliated through common ownership (See Note 3). At December 31, 2003, the Company maintained a note receivable from Fortress in the amount of $207,000. The note is unsecured, bears interest at 5%, and matures December 31, 2008. The Company also made net advances to Fortress after the sale, totaling $249,057 as of December 31, 2003. These advances are not secured, non-interest bearing, and have no specified maturity date.

The Company subleases warehouse space to Fortress on a month to month basis. For the year ended December 3l, 2003, the Company recorded $23,382 related to this arrangement as a reduction of rent expense.

NOTE 9 - OPERATING LEASE

The Company leases its operating facilities under non-cancelable operating leases that provide for minimum annual rentals through December 2008. Future minimum lease commitments are as follows:

For years ending December 31,
2004	$375,546
2005	310,784
2006	312,429
2007	320,708
2008	145,977
$1,465,444

NOTE 10 - EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution profit sharing plan under section 401 (a) of the Internal Revenue Code covering substantially all employees. Benefit expense under this plan related to employer contributions totaled $61,816, $50,253 and $26,729 for the years ended December 31, 2003, 2002 and 2001, respectively.

NOTE 11 - SUBSEQUENT EVENT

On June 30, 2004, the operating assets and liabilities of the Company and its subsidiary were purchased by a subsidiary of P & F Industries, Inc., a publicly held company. The purchase consideration consisted of $27,160,000 in cash, notes payable aggregating $3,408,000 and the assumption of liabilities totalling approximately $711,000. The purchase price is subject to downward adjustment to the extent that working capital does not meet certain minimum levels as determined by the buyer’s auditors within 90 days of closing.

ITEM 9.01             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)           Financial Statements of Business Acquired – Unaudited Financial Statements

WOODMARK INTERNATIONAL, L.P. AND SUBSIDIARY

CONSOLIDATED CONDENSED BALANCE SHEET (unaudited)

June 30, 2004
ASSETS
Current assets
Cash and cash equivalents	$1,321,008
Accounts receivable, net of allowance for doubtful accounts of $153,405	3,333,574
Inventories	5,549,621
Notes receivable, current portion	265,964
Prepaid expenses and other	92,398

Total current assets	10,562,565

Property and equipment, net	626,769
Due from affiliate	710,584
Notes receivable, less current maturities	—
Note receivable from affiliate	207,000
Other	17,658

Total assets	$12,124,576

Liabilities and PARTNers’ Equity
Current liabilities:
Accounts payable	217,581
Accrued expenses	463,286

Total current liabilities	680,867

Note payable to related party	4,340,384

Total liabilities	5,021,151

Partners’ equity	7,103,325

Total liabilities and partners’ equity	$12,124,576

See accompanying notes to unaudited financial statements.

WOODMARK INTERNATIONAL, L.P. AND SUBSIDIARY

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (unaudited)

	Six Months Ended June 30,
	2004	2003
REVENUES:
Net sales	$16,507,482	$12,178,650

COSTS AND EXPENSES:
Cost of sales	10,792,738	8,049,331
Selling, general and administrative	3,006,367	2,083,554
Interest – net	86,406	75,637

	13,885,511	10,208,522

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES ON INCOME	2,621,971	1,970,128

TAXES ON INCOME	9,150	—

INCOME FROM CONTINUING OPERATIONS	2,612,821	1,970,128

LOSS FROM DISCONTINUED OPERATIONS	—	(9,819)

NET INCOME	$2,612,821	$1,960,309

See accompanying notes to unaudited financial statements.

WOODMARK INTERNATIONAL, L.P. AND SUBSIDIARY

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,612,821	$1,960,309

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,093	72,032
Change in operating assets and liabilities
Accounts receivable	(823,942)	(576,689)
Inventories	121,433	803,107
Prepaid expenses	110,633	(68,386)
Notes receivable	358,416	(249,190)
Other assets	(3,156)	5,637
Accounts payable	(332,325)	(1,101)
Accrued expenses	190,443	177,485

Total adjustments	(303,405)	162,895

Net cash provided by operating activities	2,309,416	2,123,204

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(280,968)	(111,569)

Net cash used in investing activities	(280,968)	(111,569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments received on notes receivable	—	23,000
Advances to affiliate	(461,527)	(319,971)
Distributions paid	(1,425,459)	(1,657,181)

Net cash used in financing activities	(1,886,986)	(1,954,152)

NET INCREASE IN CASH	141,462	57,483

CASH AT BEGINNING OF PERIOD	1,179,546	3,842,338

CASH AT END OF PERIOD	$1,321,008	$3,899,821

See accompanying notes to unaudited financial statements.

WOODMARK INTERNATIONAL, L.P. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

BASIS OF FINANCIAL STATEMENT PRESENTATION

The financial statements of Woodmark International L.P., a Texas limited partnership, and its wholly-owned subsidiary, Stair House, Inc., a Georgia corporation (collectively, “Woodmark” or the “Company”), for the periods ended June 30, 2004 and June 30, 2003 are presented as unaudited, but, in the opinion of management, they include all adjustments necessary for a fair statement of the results of operations for those periods. All such adjustments are of a normal recurring nature. These interim financial statements should be read in conjunction with the financial statements and notes thereto of Woodmark included in Item 9.01(a) of this Form 8-K/A.

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS

During the six month periods ended June 30, 2004 and 2003, the Company recorded sales to one customer totaling approximately $2,238,000 and $1,393,000, respectively, representing approximately 13.6% and 11.4% of the Company’s total sales, respectively.

The Company buys a significant portion of its faucet, iron and wood stairs inventory from three off-shore suppliers. Each inventory type has a primary supplier from whom most of the Company’s purchases in that type are made. In aggregate, these purchases represent a significant portion of the Company’s purchases. Management believes that other suppliers could provide inventory on comparable terms.

NOTE 2 - RELATED PARTY TRANSACTIONS

At June 30, 2004, the Company owed $4,340,384 to the limited partner under note agreements. Prior to July 28, 2003, a note agreement was due on demand and bore interest at the rate of 7.25% with no scheduled principal and interest payments. The note was unsecured and subordinate to the line of credit agreement. On July 28, 2003, a new note was issued bearing interest at 4% and maturing December 31, 2006. This note included a deemed distribution of $1,750,000 that was loaned back to the Company. The note is also unsecured and subordinate to the line of credit agreement. Interest expense associated with these loans for the six month periods ended June 30, 2004 and 2003 totaled $86,570 and $90,475, respectively.

On March 31, 2003, the Company sold an operating business unit to Fortress Iron, LP, an entity affiliated through common ownership. At June 30, 2004, the Company maintained a note receivable from Fortress in the amount of $207,000. The note is unsecured, bears interest at 5%, and matures December 31, 2008. The Company also made net advances to Fortress after the sale, totaling $710,584 as of June 30, 2004. These advances are not secured, non-interest bearing, and have no specified maturity date.

The Company subleases warehouse space to Fortress on a month to month basis. For the six month periods ended June 30, 2004 and 2003, the Company recorded $5,252 and $7,626, respectively, related to this arrangement as a reduction of rent expense.

ITEM 9.01             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)           Unaudited Pro Forma Financial Statements

On June 30, 2004, Woodmark International, L.P. (“Woodmark”), a Delaware limited partnership between P & F Industries, Inc. (the “Registrant”) and Countrywide Hardware, Inc., a wholly-owned subsidiary of the Registrant, acquired certain assets comprising the business of the former Woodmark International L.P. (“Woodmark”), a Texas limited partnership and its wholly-owned subsidiary, the former Stair House, Inc., a Georgia corporation (collectively, the “Sellers”), and assumed certain of the Sellers’ related liabilities. The following unaudited pro forma combined statements of income are set forth herein to give effect to this acquisition as if it had been consummated at the beginning of the earliest period presented (January 1, 2003).

The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The unaudited pro forma combined statements of income do not reflect any potential cost savings which may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in the Company’s opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined statements of income are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred on January 1, 2003, nor do they represent a forecast of the combined results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, the financial statements and notes thereto of Woodmark included in Item 9.01(a) of this Form 8-K/A and the notes to unaudited pro forma combined statements of income included herein.

P & F INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2004

	P & F Historical	Woodmark Historical	Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Net sales	$40,865,426	$16,507,482	—		$57,372,908
Other	60,465	—	—		60,465

	40,925,891	16,507,482	—		57,433,373

Costs and expenses:
Cost of sales	28,667,509	10,792,738	—		39,460,247
Selling, administrative and general	10,421,350	3,006,367	346,500	(a) (b)	13,774,217
Interest – net	263,092	86,406	520,000	(c)	869,498

	39,351,951	13,885,511	866,500		54,103,962

Income before taxes on income	1,573,940	2,621,971	(866,500)		3,329,411

Taxes on income	633,000	9,150	706,850	(d)	1,349,000

Net income	$940,940	$2,612,821	$(1,573,350)		$1,980,411

Weighted average common shares outstanding
Basic	3,516,601				3,516,601

Diluted	3,621,819				3,621,819

Net income per common share
Basic	$.27				$.56

Diluted	$.26				$.55

P & F INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

	P & F Historical	Woodmark Historical	Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Net sales	$85,929,952	$26,306,124	—		$112,236,076
Other	477,248	—	—		477,248

	86,407,200	26,306,124	—		112,713,324

Costs and expenses:
Cost of sales	60,257,197	16,938,121	—		77,195,318
Selling, administrative and general	20,043,364	4,681,298	663,000	(a) (b)	25,387,662
Interest – net	726,690	169,288	1,052,000	(c)	1,947,978

	81,027,251	21,788,707	1,715,000		104,530,958

Income from continuing operations before taxes on income	5,379,949	4,517,417	(1,715,000)		8,182,366

Taxes on income	2,017,000	9,928	1,042,000	(d)	3,068,928

Income from continuing operations	3,362,949	4,507,489	(2,757,000)		5,113,438

Loss from discontinued operation	—	(9,819)	—		(9,819)

Net income	$3,362,949	$4,497,670	$(2,757,000)		$5,103,619

Weighted average common shares outstanding
Basic	3,506,820				3,506,820

Diluted	3,589,739				3,589,739

Net income per common share
Basic	$.96				$1.46

Diluted	$.94				$1.42

Notes to Unaudited Pro Forma Combined Statements of Income

1.             The Acquisition

The unaudited pro forma combined statements of income reflect the acquisition of certain assets and the assumption of certain liabilities of Woodmark by the Company on June 30, 2004. The pro forma adjustments give effect to the acquisition as if it had been consummated at the beginning of the earliest period presented (January 1, 2003).

The purchase price for this acquisition was as follows:

Cash paid at closing	$27,160,000
Notes payable	3,408,000
Direct acquisition costs	817,000
Liabilities assumed	711,000

Total purchase price	$32,096,000

The acquisition was financed through the Company’s senior credit facility with Citibank.

The Company obtained an independent third-party valuation of identifiable intangible assets, which consist of a trademark and customer and vendor relationships. The excess of the total purchase price over the fair value of the assets acquired, including the value of the identifiable intangible assets, has been allocated to goodwill. These fair values are based on current information and are subject to change.

The following table presents the unaudited estimated fair values of the assets acquired and the amount allocated to goodwill:

Current and other assets		$10,211,000
Property and equipment		627,000
Identifiable intangible assets:
Customer relationships	7,260,000
Vendor relationship	890,000
Trademark	690,000	8,840,000

Total fair value of assets acquired		19,678,000

Goodwill		12,418,000

Total purchase price		$32,096,000

Woodmark also agreed to make additional payments to the Sellers. The amount of these payments, which would be made as of either June 30, 2007 or June 30, 2009, are to be based on increases in earnings before interest and taxes, for the year ended on the respective date, over a base of $5,100,000. Woodmark has the option to make a payment as of June 30, 2007 in an amount equal to 48% of this increase. If Woodmark does not make this payment as of June 30, 2007, the Sellers may demand payment as of June 30, 2009 in an amount equal to 40% of the increase. Any such additional payments will be treated as additions to goodwill.

2.             Accounting Periods Presented

The historical information for the Company included in the unaudited pro forma combined statement of income for the six months ended June 30, 2004 includes no results of operations of Woodmark, since the acquisition was effective as the close of business on June 30, 2004.

3.             Pro Forma Adjustments

The following adjustments were applied to the historical statements of income for P & F and Woodmark for the six months ended June 30, 2004 and the year ended December 31, 2003 to arrive at the unaudited pro forma combined statement of income for the respective periods as if the acquisition had taken place on January 1, 2003:

(a)     To reflect amortization of intangible assets arising from the acquisition, over periods ranging from 10 years to 15 years.

(b)     To reflect additional compensation related to an employment agreement.

(c)     To reflect additional interest expense on monies borrowed to finance the acquisition.

(d)     To adjust the provision for income taxes to reflect the estimated provision for taxes on a pro forma combined basis.

ITEM 9.01             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)           Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

P & F INDUSTRIES, INC.
(Registrant)

Date: September 9, 2004	By: /s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President and
Chief Financial Officer